UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
Jones Lang LaSalle Income Property Trust, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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JONES LANG LASALLE INCOME PROPERTY TRUST, INC.
333 WEST WACKER DRIVE
CHICAGO, ILLINOIS 60606

NOTICE TO STOCKHOLDERS OF POSTPONEMENT OF 2019 ANNUAL MEETING

Dear Stockholder:
We hereby notify you that the 2019 annual meeting of stockholders (the “Annual Meeting”) of Jones Lang LaSalle Income Property Trust, Inc., a Maryland corporation (the “Company”), originally scheduled to be held at 8:30 a.m. Central time on Thursday, June 13, 2019 and reconvened to be held at 8:30 a.m. Central time on Friday, July 12, 2019, has been postponed and will now be held at 8:30 a.m. Central time on Tuesday, September 17, 2019, at the Company’s offices at 333 West Wacker Drive, Chicago, Illinois 60606, Lobby Conference Room.

We decided to postpone the Annual Meeting to provide the Company more time to achieve the requisite approval for certain of the proposals to be considered at the Annual Meeting. No changes have been made to the location of the Annual Meeting or the proposals to be brought before the Annual Meeting, which are presented in the definitive proxy statement on Schedule 14A that we filed with the Securities and Exchange Commission on April 2, 2019 (the “Proxy Statement”) and set forth below:

1.	to elect seven directors to our board of directors for the ensuing year;

2.
to consider and vote upon a proposal to amend our Second Articles of Amendment and Restatement to provide for the automatic conversion of certain classes of shares of common stock sold in a public offering that are subject to on-going dealer manager fees to a class of shares of common stock with no on-going dealer manager fees when the underwriting compensation threshold for such public offering is met;

3.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019; and

4.	to transact such other business as may properly come before the Annual Meeting and any adjourned session of the Annual Meeting.

However, in connection with the postponement of the Annual Meeting, we have set a new record date. You can vote your shares of common stock at the Annual Meeting and any adjournments or further postponements thereof if the Company’s records show that you were a stockholder of record as of the close of business on July 11, 2019, the new record date for the Annual Meeting (the “New Record Date”). If you were a stockholder of record at the close of business on March 15, 2019, the Proxy Statement and proxy card were provided to you on or about April 2, 2019. If you are a new stockholder as of the close of business on the New Record Date, the Proxy Statement and proxy card will be provided to you on or about July 15, 2019.

Your vote is very important without regard to the number of shares you own on the New Record Date. Although you are invited to attend the Annual Meeting and vote your shares in person, if you are unable to attend, you can authorize a proxy to vote your shares easily and quickly by mail or over the internet or by touch-tone telephone. In order to authorize your proxy by mail, please indicate your voting instructions on the proxy ballot, date and sign it, and return it in the envelope provided to you along with the Proxy Statement, which is addressed for your convenience and needs no postage if mailed in the United States. In order to authorize your proxy by touch-tone telephone or over the internet, follow the instructions on the proxy card. You may obtain directions to attend the Annual Meeting by calling 855-652-0277.

If you have already submitted a proxy and do not wish to change your vote, you do not need to take any further action and your shares will be voted as originally directed by you. If, after providing voting instructions, you later decide to change your vote, you may do so by (i) attending the Annual Meeting, including any adjournments or postponements thereof, revoking your proxy and voting your shares in person, or (ii) submitting a new proxy authorization by mail, via the internet or by touch-tone telephone. Your subsequent proxy authorization will supersede any proxy authorization you previously made.

By Order of the Board of Directors of Jones Lang LaSalle Income Property Trust, Inc.
/s/ Gordon G. Repp
Gordon G. Repp
Secretary
July 11, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 17, 2019

A copy of our Annual Report for the fiscal year ended December 31, 2018, the Notice of Annual Meeting of Stockholders, the Proxy Statement, form of proxy and this supplement are available on the internet at www.proxypush.com/JLL.